Exhibit 10.2

Equity Transfer Agreement

Transferor: Chengdu Meirusi Technology Co., Ltd. (hereinafter referred to as "Party A")

Address: No.708, Floor 7, Unit 3, Building 1, No.588 South Section of Yizhou Avenue, Huayang Sub-district, Tianfu New District, Chengdu City, Sichuan Province

Unified social credit code: [*]

Legal representative: Chen Feng

Tel.:

Transferee: Sichuan Jiade Zhigao Technology Co., Ltd. (hereinafter referred to as "Party B")

Address: (Self-numbered No.8) Floor 2, No.1702 and No.1706 Minjiang Road, Jinjiang District, Chengdu City, Sichuan Province

Unified social credit code: [*]

Legal representative: Li Yuan

Tel.:

Whereas:

1. Sichuan Jiazhi Taizhang Safety Technology Co., Ltd. (hereinafter referred to as "Target Company") is a company engaged in work safety training services. As of the date of signing the Agreement, Party A is the legal shareholder of Target Company, holding 100% of the equity of Target Company. Party A voluntarily transfers 100% of the equity of Target Company it holds to Party B, which voluntarily accepts the transferred equity.

2. On December 23, 2024, Party A and Target Company held a shareholders' meeting in accordance with the law, at which a resolution was formed with consent of all shareholders to approve Party A's transfer of 100% of the equity of Target Company it holds to Party B, with other shareholders' waiver of the right of first refusal.

3. The parties hereby, in accordance with the Company Law of the People's Republic of China, the Civil Code of the People's Republic of China, and other relevant laws, regulations and judicial interpretations, agree upon the matters relating to Party A's transfer of 100% of the equity of Target Company it holds to Party B on the basis of voluntariness, equality and consensus as follows:

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I. Equity Transfer Price

According to the asset appraisal report on the total equity value of Target Company (Lian He Zhong He Ping Bao Zi (2024) No.6244), as of September 30, 2024, the total equity value of Target Company was RMB23.4241 million. The parties agree that: the equity transfer price is based on the assessed value of Target Company above, that is, Party A will transfer 100% of the equity of Target Company it holds to Party B for a total price of RMB23 million (in words: RMB Twenty-three Million).

II. Payment Method, Conditions, and Deadline for Payable Equity Transfer Price

1. The equity transfer price payable by Party B shall be paid by Party B or a third party designated by Party B to Party A within 10 business days from the date when Target Company meets the following condition: Target Company is included in the list of safety training institutions in Sichuan Province.

According to the Administrative Measures for Work Safety Training and the Basic Conditions for Work Safety Training Institutions (AQ 8011—2023), the relevant safety training institutions shall submit a written report to work safety supervision and management departments (such as emergency management departments). Based on its business needs, Target Company shall, within 90 days upon signing of the Agreement, report the relevant situation in writing to the emergency management department of the region where it is located, including that it has been included in the list of safety training institutions in Sichuan Province, operates normally, and conducts business activities in accordance with laws and regulations.

2. After Target Company meets the above condition, Party B shall pay the equity transfer price as agreed herein. If Target Company is not included in the list of safety training institutions in Sichuan Province within the agreed period, Party B has the right to refuse to pay the full equity transfer price and unilaterally terminates the Agreement by written notice.

3. The equity transfer price shall be paid by bank transfer. Party A's account information is as follows:

Account name: Chengdu Meirusi Technology Co., Ltd.

Bank name: China Minsheng Banking Corporation Limited Chengdu Tiexiangsi Sub-branch

Account number: [*]

III. Equity Delivery

1. Delivery of business and tax registration

The parties shall perform their respective delivery obligations in accordance with the Company Law and the Articles of Association. The delivery of the target equity shall be deemed completed only when Party A and Target Company complete the following matters:

(1) The change registration procedures for the equity transfer hereunder have been handled with the business registration authority and the tax registration authority (if required) of Target Company; the target equity has been registered in the name of Party B; Party B and the capital contribution it has acquired have been recorded in the register of shareholders of Target Company.

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(2) The new Articles of Association after change of shareholders have been filed with the business registration authority of Target Company in accordance with the law.

2. If one party is required to provide assistance in handling the relevant delivery procedures, the party shall provide such assistance. Party B shall actively cooperate with Party A in the delivery of the transferred equity. If Party B fails to cooperate with Party A without justification, resulting in a delay in the delivery of the transferred equity, Party B shall bear the corresponding liability, and Party A shall not bear any liability. If the delay in the delivery of the transferred equity is caused by factors not attributable to Party A such as the business administration department's delay in handling the relevant matters, Party A shall not be liable for the delay.

3. Completion of equity delivery

The date when the parties finally complete the equity delivery as agreed above shall be the delivery date of the target equity hereunder (hereinafter referred to as the "Delivery Date").

4. Acquisition of equity

The parties agree that Party B shall become a shareholder of Sichuan Jiazhi Taizhang Safety Technology Co., Ltd. from the Delivery Date to enjoy shareholder rights and assume shareholder obligations in accordance with the Company Law, the Articles of Association, and the Agreement.

5. Delivery deadline

Party A shall, after signing the Agreement, actively urge Target Company to carry out its operations, to facilitate the achievement of the purpose hereof. Party A undertakes to complete the matters relating to the delivery of the transferred equity as agreed herein (including but not limited to changing the shareholder information in the business registration and tax registration, and updating the Articles of Association).

6. Others

If the matters relating to the delivery of the transferred equity are completed beyond the time limit stipulated herein or are not completed, due to the fault of Party A, Party B has the right to require Party A to return the paid equity transfer price and to compensate Party B for the interest on bank deposits in the same period, or to require Party A to continue to complete such matters within a specified time limit. Party B may require Party A to compensate for other losses, if any, in full.

IV. Party A's Warranties

1. The equity transferred by Party A hereunder is true, legal, and valid. Party A has not withdrawn its subscribed registered capital or made any false contributions.

2. Party A guarantees that: Party A has the complete ownership and disposal right over the equity to be transferred to Party B; the equity to be transferred has not been mortgaged or pledged; the equity to be transferred has not been sealed up and is free from third-party claims; the equity to be transferred is free of any encumbrances; no third party has claimed the right of recourse against the equity to be transferred.

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3. If Party A violates any of the warranties in this article, it shall bear all economic and legal liability arising therefrom, Party B has the right to unconditionally terminate the Agreement, require Party A to return the relevant equity transfer price, and compensate Party B for the interest on deposits in the same period, and Party B may claim full compensation from Party A for other losses, if any.

V. Transfer of Rights and Obligations Related to the Target Equity

After the completion of the equity delivery, Party B will enjoy the shareholder rights, and assume the shareholder obligations, related to the target equity; Party A will no longer hold any shareholder rights, or bear any obligations, related to the target equity. Party B will enjoy the profits of Target Company in proportion to the transferred equity and bear the corresponding risks and losses.

VI. Liability for Breach

1. Once the Agreement comes into force, the parties shall consciously perform their respective obligations. If either party fails to fully perform its obligations as stipulated herein, it shall bear liability in accordance with laws and the Agreement.

2. If Party B fails to pay the equity transfer price as agreed, causing losses to Party A, Party B shall compensate Party A for such losses in full.

VII. Burden of Expense

The relevant expenses incurred during the equity transfer (such as notarization, evaluation or audit, and business registration of change) shall be voluntarily borne by Party B in accordance with the relevant national regulations and the requirements of competent departments. The equity transfer price agreed upon by the parties in Article 1 hereof is the net price after taxes and fees, if any tax obligation arises in accordance with legal provisions, the obligors stipulated by laws shall bear and handle it respectively.

VIII. Dispute Resolution

Any disputes arising from or in connection with the performance of the Agreement shall be resolved by the parties through friendly negotiation. If negotiation fails, either party may file a lawsuit with the people's court with jurisdiction at the location of Party B.

IX. Miscellaneous

1. The parties undertake to keep confidential any documents and materials of the other party that are obtained during the discussion, signing, and performance of the Agreement, and are not available from public channels (including but not limited to business secrets, company plans, financial information, technical information, operational information, and others). No party may disclose all or part of such materials and documents to any third party without the consent of the original provider. The above confidentiality obligations shall survive the termination or cancellation of the Agreement.

2. For matters not covered herein, the parties may sign a supplementary agreement, which has the same legal effect as the Agreement.

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X. Effectiveness

The Agreement is made in four copies, effective from the date of signature (seal) by the parties, one copy for each of the parties, for Target Company, and for the business registration authority for archival, with equal legal effect.

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Transferor (seal): Chengdu Meirusi Technology Co., Ltd.

Authorized representative (signature): Chen Feng

December 24, 2024

Transferee (seal): Sichuan Jiade Zhigao Technology Co., Ltd.

Authorized representative (signature): Li Yuan

December 24, 2024

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